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               TOLL BROTHERS, INC. & SUBSIDIARIES      EXHIBIT 11

          STATEMENT:  COMPUTATION OF EARNINGS PER SHARE
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                                                                 Six Months         Three Months
                                                               ended April 30      ended April 30
                                                                    1994                1994
Net income per income statement                                 $12,855,000         $ 4,350,000

Addback:  Interest on convertible
    debentures, net of income taxes                                 320,000             271,000
                                                                -----------         -----------

Net income (Fully diluted)                                      $13,175,000         $ 4,621,000
                                                                ===========         ===========

Earnings per share:
    Primary                                                     $      0.38         $      0.13

    Fully Diluted                                               $      0.37         $      0.13


PRIMARY SHARES:

Weighted average shares outstanding                              33,376,043          33,412,331

Common stock equivalents - stock options                            332,268             263,805
                                                                -----------         -----------

            TOTAL                                                33,708,311          33,676,136
                                                                ===========         ===========


FULLY DILUTED SHARES:

Weighted average shares outstanding                              33,375,447          33,412,331

Common stock equivalents - stock options                            386,354             263,788

Shares issuable on conversion of
    subordinated debentures                                       1,473,932           2,641,095
                                                                -----------         -----------

            TOTAL                                                35,235,733          36,317,214
                                                                ===========         ===========
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